SUBSCRIPTION AGREEMENT

TO:  Transfer Online, Inc.
     317 SW Alder Street
     2nd Floor
     Portland, OR  97204
     Fax: (503) 227-6874

     Attention:  Bryan Cochran

RE:  ACQUISITION OF COMMON SHARES OF KINGSTON MINES LTD.
     A NEVADA CORPORATION (THE "COMPANY")

Dear  Sir:

     Concurrent with execution of this Agreement, I hereby subscribe for _______________ shares of the Company's Common Stock (the "Shares") at a purchase price of US$0.10 per share, and tender herewith the sum of $________________ USD payable to KINGSTON MINES LTD. as full payment for the aggregate subscribed shares.

     In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Company's Prospectus dated _______________ (the "Prospectus").

     I understand that this Subscription Agreement is not binding on the Company until accepted by it, and that the Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement. I further understand that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, nor any recommendations or endorsement of the Shares.

     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____ day of _________________, 2006.


                                                   _____________________________
                                                   Signature(s)

                                                   _____________________________
                                                   Print Name

Print Name(s) in which Shares are to be registered:_____________________________

Address of Subscriber:                             _____________________________

                                                   _____________________________

WIRE TRANSFER INSTRUCTIONS:     Beneficiary:       Transfer Online, Inc.
                                                   FBO Kingston Mines Ltd.
                                                   Account No.
                                Bank:              Key Bank
                                                   200 SW Market St., Suite 100
                                                   Portland, Oregon  97201
                                                   ABA No. 123002011

ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

                                                   KINGSTON MINES LTD.


                                                By:_____________________________
                                                   Lou Hilford
                                                   President